EXHIBIT 99.1

Bright Mountain Acquisition Corporation Announces Letter of Intent to Acquire Military Media, Inc.

Boca Raton, FL – February 4, 2015 – Bright Mountain Acquisition Corporation (Trading Symbol: BMAQ), today announced that it has entered into a non-binding letter of intent to acquire all of the assets of Military Media Inc., Military Direct Marketing, Inc., and Military Interactive Media, Inc., (collectively “Military Media”). Military Media provides full service advertising, marketing, consumer promotions, and branding strategies to target the military audience.

"This LOI represents another milestone in Bright Mountain’s rapid growth and takes us another step closer to being a single source provider for information, product and services within the military and public safety sectors. “As a public company, BMAQ will be better positioned for long-term growth in the lucrative online advertising space," stated Kip Speyer, Founder and CEO of Bright Mountain Acquisition Corporation.

"We are very pleased to bring this exciting acquisition development to the attention of our shareholders and the investing public. We are in pursuit of successful and imaginative companies to complement our existing operations. Military Media is a true leader in the products and services they offer,” concluded Mr. Speyer.

The completion of the contemplated transaction with Military Media is subject to due diligence, the preparation and execution of a definitive agreement which shall contain customary representations, warranties, covenants and other closing conditions.

About Military Media, Inc.

Military Media, Inc., has been in business since 1974 with an expertise in the military market by providing full service advertising, marketing, consumer promotions and branding strategies to target the military audience. The company has both the technical skills and real world experience that enables marketers and advertisers to reach their target market quickly and cost effectively.

The military community includes more than six million active duty personnel, spouses, children, volunteers and civilian employees. With higher than average rates of disposable income, these military families, personnel and consumers are a largely overlooked target audience in the U.S. and abroad. Military Media has a 40-year legacy of providing unparalleled expertise, results, and service.  They provide a variety of media, marketing, promotions, and expert strategies that will deliver products, branding, or messages to the extensive military market.

About Bright Mountain Acquisition Corporation

Bright Mountain Acquisition Corporation owns, acquires and manages websites customized to provide their niche users, primarily military and public safety personnel, with information, news, products, videos and services that is of interest to them. The company’s websites contain a number of sections with a vast amount of mission group oriented information including originally written news content, blogs, forums, career information, and products.

List of Websites:

• Bootcamp4me.com;
• Bootcamp4me.org;
• BMAQ.com;
• Brightwatches.com;
• Coastguardnews.com;
• Fdcareers.com;
• Fireaffairs.com;
• Gopoliceblotter.com;
• Leoaffairs.com;
• PopularMilitary.com;
• Teacheraffairs.com;
• Thebravestonline.com;
• Thebright.com;
• Usmclife.com; • Wardocumentaryfilms.com;
• Welcomehomeblog.com;
• 360fire.com

For more information, visit www.bmaq.com.

Safe Harbor Statement

This press release contains forward-looking statements that can be identified by terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Many forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results or implied by such statements. These factors include, but are not limited to, our limited operating history, managing our expected growth, risks associated with integration of acquired websites, possible inadvertent infringement of third party intellectual property rights, our ability to effectively compete, our acquisition strategy, and a limited public market for our common stock, among other risks. Bright Mountain Acquisition Corporation’s future results may also be impacted by other risk factors listed from time to time in its SEC filings. Many factors are difficult to predict accurately and are generally beyond the company’s control. Forward-looking statements speak only as to the date they are made and Bright Mountain Acquisition Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Investor Relations Contact
Andrew Barwicki
516-662-9461